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                                                                    Exhibit 23.2
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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We hereby consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the 1995 Stock Option Plan, the 2000 Stock Option Plan, the 2000 Director Option Plan and the 2000 Employee Stock Purchase Plan of Synplicity, Inc. of our report dated February 25, 2000 (except for Note 12, as to which the date is July 27, 2000), with respect to the consolidated financial statements and schedule of Synplicity, Inc. included in its Registration Statement on Form S-1 (No. 333-42146) filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP



October 9, 2000
Palo Alto, California